Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Mel Brunt
August 10, 2004		Chief Financial Officer
Dynabazaar, Inc.
(212) 974-5730

Dynabazaar, Inc. Reports Correction to Second Quarter Results;
Year-to-Date Results Not Affected

New York, NY, August 10, 2004 — Dynabazaar, Inc. (formerly Fairmarket, Inc.) (OTCBB: FAIM)  announced  today a correction to its financial results for the second quarter ended June 30, 2004 as originally reported in its press release dated July 23, 2004.

Due to a clerical error, the Company incorrectly reported a net loss of $107,000, or $0.004 per share, for the second quarter ended June 30, 2004.  The actual net loss for the second quarter ended June 30, 2004 was $575,000, or $ 0.02 per share.  The Company’s year-to-date financial results were correct as originally disclosed.  For the six month period ended June 30, 2004, the Company had a net loss of $ 1,155,000, or $0.04 per share.

As corrected, the Company’s financial results for the second quarter and six month period ended June 30, 2004 are as follows:

	June 30, 2004	June 30, 2003

Quarter Ended

Net Income	$(575,000)	$(1,919,000)

Per Share Earnings	$(0.02)	$(0.07)

Shares Outstanding	26,702,862	26,728,683

Six Months Ended

Net Income	$(1,155,000)	$(3,472,000)

Per Share Earnings	$(0.04)	$(0.13)

Shares Outstanding	26,702,862	26,728,683

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